Exhibit 10.35

VENDOR TERMS AND CONDITIONS

Welcome to Amazon’s internal website for vendors, where you can obtain information to assist with managing your relationship with Amazon.com Services, Inc., and its affiliates (each and collectively, “Amazon”, “we”, “us” or “our”). Any person or entity (“Vendor”, “you” or “your”) who wants to supply Products (as defined in Section 1) to Amazon or access or use this website must accept these Vendor Terms and Conditions (“Agreement”) without change. BY REGISTERING FOR OR OTHERWISE USING THIS WEBSITE, YOU (1) ON BEHALF OF YOURSELF AND THE ENTITY THAT YOU REPRESENT, AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING ALL TERMS AND CONDITIONS INCORPORATED BY REFERENCE; AND (2) REPRESENT AND WARRANT THAT YOU ARE EXPRESSLY AUTHORIZED TO BIND VENDOR TO THIS AGREEMENT.

1.    Purchase Orders and Pricing: This Agreement governs our purchase of Products from you. “Products” means all goods provided to Amazon, including their packaging but excluding, if applicable, digital content that is intended for sale to customers and that is covered by separate agreements between you and us. We are not obligated to purchase Products, and you are not obligated to sell Products, until you accept a purchase order (“PO”). You will not substitute Products or combine or consolidate POs without our consent. Terms specified in PO confirmations or other communications sent by you to us are not binding unless agreed to in writing by both parties. Documents that we sign acknowledging receipt of Products do not constitute acceptance of the Products. We may modify or cancel POs without penalty before you deliver Products to the carrier. The PO provides Product prices and payment terms and may include discounts or rebates. Purchasing terms, coop, allowances, discounts, rebates or other funding, to the extent not reflected in the PO, will be set forth in Program Policies or separate agreements (“Additional Terms”), each of which is incorporated into this Agreement. Prices include any commissions and other charges, unless otherwise noted. You may request that certain Products be sold only to customers with Amazon Business accounts (“Business-Only Products”). You will identify to Amazon which Products are Business-Only Products and will be responsible for maintaining that list and ensuring its accuracy. Final determination about which Products constitute Business-Only Products, and any customer requirements that may apply to such products, will be made by Amazon.

2.    Product Images/Information: On an ongoing basis, you will provide us, free of charge, all current Product information, including electronic images and any Product information or warnings required by law to be disclosed in any sale or advertisement of the Product (“Product Information”). Product Information also includes any Product information collected by us from your website, or otherwise made available to us by you (or by a third party at your direction). You grant us a non-exclusive, worldwide, perpetual, irrevocable and royalty-free license to: (a) use, copy, display, perform, and distribute the Product Information on or in connection with any online or offline point of presence, mobile application, service or feature; (b) excerpt, reformat, adapt or otherwise create derivative works of the Product Information; (c) use all trademarks or trade names included in the Product Information; and (d) sublicense any of the foregoing rights to third parties in connection with our programs or services (for example, to advertise your Products). You will promptly provide all information regarding safety, compliance, industry standards or testing related to your Products (“Product Safety Information”) that we reasonably request.

3.    Representations, Warranties, and Covenants: You represent, warrant, and covenant on an ongoing basis that: (a) the Products are genuine and free from defects; (b) all materials and other items incorporated into the Products are new (not refurbished or reconditioned), unless you have received our prior written consent otherwise; (c) the Product Information, Product Safety Information, packaging, and

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labeling is true, accurate and complete; (d) the Products, Product Information, and our exercise of our license rights in this Agreement, will not violate any third party rights, including intellectual property rights; (e) you will comply with all applicable laws and rules relating to the Products (including obtaining and maintaining any permits or licenses required to manufacture, distribute, sell, export, import or otherwise deal in any Product), and the Products, Product Information, packaging, labeling, export, and import documentation (if applicable) will comply with all applicable laws and rules; (f) the Products may be lawfully marketed, stored, sold, distributed, and disposed of without restriction (e.g., no required disclosures, licenses, or registrations) other than any specific restrictions or prohibitions you disclose and we consent to in writing in advance of shipment to us, and you will notify Amazon in writing of all customer requirements that are required under applicable law for Business-Only Products identified by you; (g) no Product is, or contains ingredients that are, regulated as a controlled drug or substance, or is listed as a regulated chemical; (h) no Products will be provided to us that are regulated as a hazardous or dangerous product or material, except as expressly permitted under applicable Program Policies or you disclose to us and we consent to in writing in advance of shipment to us; and (i) the Products were produced, manufactured, assembled, and packaged in compliance with all applicable labor, wage, and hour laws and rules (including the U.S. Fair Labor Standards Act, if applicable), and no Products were produced, manufactured, assembled, or packaged by forced, prison or child labor (defined as age 15 or the minimum working age within the applicable jurisdiction, whichever is older); (j) the country of origin of the Products is not subject to U.S. or other applicable government sanctions that prohibit the importation of products from such country at the time of import or at the time you deliver the Products to us; (k) you and your financial institution(s) are not subject to sanctions or otherwise designated on any list of prohibited or restricted parties or owned or controlled by such a party.

4.    Product Returns; Effect of Remedies; Product Recalls and Safety Alerts: We may return or dispose of at your expense, and you will accept and reimburse us for, any Product (a) that is defective, (b) that does not conform to agreed specifications or to samples, (c) that is subject to recall or safety alert by a government authority or the Product’s manufacturer or distributor or that we otherwise reasonably determine poses a safety risk to customers, (d) that was not ordered in the applicable PO, (e) for which you fail to promptly provide Product Safety Information upon our reasonable request, or (f) that does not comply with this Agreement. You will cooperate with the return or disposal of any Products under this Section. Title and risk of loss for all Products returned under this Agreement will pass to you upon delivery by us to the carrier. Except to the extent we otherwise agree in writing, we may also return to you or dispose of any Product that is damaged; you will accept any such return and reimburse us for the Product and any cost of return or disposal. Payment of an invoice does not limit our remedies. You will provide us with immediate written notice of any Product recall or safety alert. You are responsible for costs we incur in a recall or safety alert and for providing any required notices, information, and documents to applicable authorities or that are otherwise necessary for carrying out the recall or safety alert.

5.    Vendor Defense and Indemnification: You will defend, indemnify, and hold harmless Amazon.com, Inc., its affiliated companies, and their respective officers, directors, employees, and agents (the “Amazon Parties”) against any third party claim, liability, loss, damage, cost or expense (including reasonable legal fees) (each, a “Claim”, and collectively, the “Claims”) incurred by any Amazon Party arising from or relating to: (a) any death of or injury to any person, damage to any property or any other damage or loss related to any Product; (b) any Product recall or safety alert; (c) any infringement or misappropriation of any third party rights, including intellectual property rights, by any Product, Product Information, or other content you provide to us; (d) your negligence or intentional misconduct; (e) your breach of this Agreement; (f) any Product-related issue for which you or we are strictly liable; or (g) your failure to state accurate

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Product Information, or to promptly provide accurate Product Safety Information upon our reasonable request. However, with respect to the foregoing indemnity obligations, you will not be obligated to indemnify Amazon Parties to the proportional extent the liability for a Claim is caused by the negligence or intentional misconduct of that Amazon Party as determined by a final, non-appealable order of a court having jurisdiction. You will not consent to the entry of a judgment or settle any Claim without the Amazon Parties’ prior written consent, which may not be unreasonably withheld. You will use counsel reasonably satisfactory to the Amazon Parties, and the Amazon Parties will cooperate in the defense at your expense. If any Amazon Party reasonably determines that any Claim might have an adverse effect, that Amazon Party may take control of the defense at its expense (without limiting your indemnification obligations). Your obligations under this Section 5 are independent of your other obligations under this Agreement.

6.    Limitation of Liability: NEITHER PARTY IS LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, EXCEPT FOR THOSE ARISING IN CONNECTION WITH YOUR DEFENSE AND INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

7.    Shipping: The parties will agree which party is responsible for managing and paying for transportation of Products to us. When we pay for transportation, you will deliver the Products to the Amazon-designated carrier and title and risk of loss for the Products will pass to us when you deliver the Products to the carrier (for domestic shipments) or when the Products are cleared for export and delivered to the carrier at the port of export (for international shipments). When you pay for transportation, title and risk of loss for the Products will pass to us when we accept the Products. Except to the extent that we agree otherwise, you or your designated agent will be the importer or exporter of record, as applicable, on all cross-border transfers, returns, and other shipments of Products between you and us, will not list us as the importer or exporter on any import, export or other customs documentation, and will ensure that all cross-border transfers, Product returns and other shipments comply with all import, export, and other applicable laws and regulations. Under no circumstances will we be the exporter of record for cross-border shipments of Products from you to us. As the importer and exporter of record, you or your designated agent will be responsible for payment of any taxes, duties or fees, and will be responsible for all required recordkeeping, registration, reporting, and licensing. If we expressly agree to act as the importer or exporter of record, you will prepare and submit all documents required to export Products or to bring, distribute, and sell those Products in the destination country, you represent and warrant that all documents and the information contained in such documents are complete, accurate, and up to date, and you will pay any additional fees or charges due to insufficient or incorrect documentation. We will incur no liability arising from any assistance we provide in preparing any documentation or otherwise.

8.    Insurance; Guaranties; Proprietary Products; Consignment; Direct Fulfillment; Proposition 65: You will comply with Schedule 1. If you at any time provide any Product to us that is described on Schedule 2, then you hereby also provide to us the guaranty applicable to that Product set forth in Schedule 2. If the parties agree that you will manufacture Products according to our designs or specifications, then you will comply with Schedule 3 for such Products. If the parties agree that you will provide Products for consignment to us, you will comply with Schedule 4 for such Products. If the parties determine that you will provide fulfillment services for certain Products, then you will comply with Schedule 5 for such Products. If you provide Products that require a warning under California Health & Safety Code Section 25249.6 (a “Proposition 65 Warning”), then you will comply with Schedule 7 for such Products.

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9.    Confidential Information; Publicity: You will, and will cause your affiliates and employees to, (a) protect and not disclose information that is identified as confidential or that reasonably should be considered confidential to us; (b) use this information only to fulfill your obligations under this Agreement; and (c) promptly return to us or destroy this information when this Agreement terminates. This Section 9 covers all confidential information regardless of when you receive it. You will not, without our prior written agreement, use any trademark, service mark, commercial symbol, or other proprietary right of Amazon, issue press releases or other publicity relating to Amazon or this Agreement, or refer to Amazon in promotional materials. If we authorize you to use any of our trademarks, you will comply with any Program Policies related to such use, including any trademark guidelines.

10.    Miscellaneous:

(a)    Taxes: You may charge and we will pay applicable federal, national, state or local sales or use taxes or value added taxes that you are legally obligated to charge (“Taxes”), subject to your provision to us of an invoice that states such Taxes separately and meets the requirements for a valid tax invoice. We may provide you with an exemption certificate or equivalent information acceptable to the relevant taxing authority, in which case you will not charge or collect the Taxes covered by such certificate. We may deduct or withhold any taxes that we may be legally obligated to deduct or withhold from any amounts payable to you under this Agreement, and payment to you as reduced by such amounts will constitute full payment and settlement to you of amounts payable under this Agreement. You will provide us with any forms, documents, or certifications required for us to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.

(b)    Choice of Law; Dispute Resolution: This Agreement is governed by the U.S. Federal Arbitration Act, applicable U.S. federal law, and Washington state law, without reference to any applicable conflict of laws rules, the Convention on Contracts for the International Sale of Goods, or any local laws implementing the Convention on Contracts for the International Sale of Goods in any jurisdiction where the Products are sold. Any dispute arising out of this Agreement will be resolved by binding arbitration, rather than in court. There is no judge or jury in arbitration, and court review of an arbitration award is limited. However, an arbitrator can award on an individual basis the same damages and relief as a court (including injunctive and declaratory relief or statutory damages), and must follow the terms of this Agreement as a court would. To begin an arbitration proceeding, you must send a letter requesting arbitration and describing your claim to our registered agent Corporation Service Company, 300 Deschutes Way SW, Suite 304, Tumwater, WA 98501. The arbitration will be conducted by the American Arbitration Association (AAA) under its rules, including the AAA’s Commercial Arbitration Rules. The AAA’s rules are available at www.adr.org or by calling 1-800-778-7879. Payment of all filing, administration and arbitrator fees will be governed by the AAA’s rules. Arbitration conducted in person will be in King County, Washington or at another mutually agreed location; however, you may choose to have the arbitration conducted by telephone or based on written submissions. You and we each agree that any dispute resolution proceedings will be conducted only on an individual basis and not in a class, consolidated or representative action. If for any reason a claim proceeds in court rather than in arbitration you and we each waive any right to a jury trial. You and we also both agree that you or we may bring suit in court to enjoin infringement or other misuse of intellectual property rights.

(c)    Other: Either party may terminate this Agreement with 60 days’ prior written notice. Regardless of any termination, you will fulfill all POs you accept before the effective date of termination. Section 2 (Product Images/Information), Section 3 (Representations, Warranties, and Covenants), Section 4

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(Products Returns; Effect of Remedies; Product Recalls), Section 5 (Vendor Defense and Indemnification), Section 6 (Limitation of Liability); Section 8 (Insurance; Guarantees; Proprietary Products; Consignment; Direct Fulfillment; Proposition 65); Section 9 (Confidential Information; Publicity); Section 10 (Miscellaneous); Schedule 1 (Insurance); Schedule 2 (Guaranty); Sections 3-6 and 8 of Schedule 3 (Proprietary Products); Sections 4 and 7 of Schedule 5 (Direct Fulfillment); and Schedule 7 (Proposition 65) will survive termination. Any Amazon affiliate may issue a PO under this Agreement, and POs are the separate obligation of the affiliate that issues the PO. With respect to such POs, such affiliate becomes a party to this Agreement and references to Amazon in this Agreement are deemed to be references to such affiliate. You will not assign this Agreement, or any obligation or right (including any right to payment) in the Agreement, without our prior written consent. Our estimates or forecasts are non-binding. We may either withhold and setoff, or demand payment of, any sums you owe us, including any Taxes that we are legally required to withhold from amounts we pay you. We may withhold payment if you have not sent us an appropriate invoice in accordance with the Program Policies. If you do not dispute the amounts we pay you (including amounts we withhold or setoff) within 90 days after such payment (or any shorter period specified in a Program Policy, Additional Terms, or PO), the payment amount will become final and you may not challenge or otherwise object to such payment amount. During the term of this Agreement and for 2 years after its termination, we may request and you will provide copies of your financial records reasonably necessary to verify any transactions related to this Agreement. If you do not respond within a reasonable period after receiving a records verification request, we may deduct any amount we reasonably believe to be due from amounts we pay to you. The parties’ rights and remedies under this Agreement are cumulative. Either party’s failure to enforce any provision will not be a waiver of the party’s rights to subsequently enforce the provision. If any provision is held to be invalid, then that provision will be modified to the extent necessary to make it enforceable, and any invalidity will not affect the remaining provisions. This Agreement incorporates, and you will, and the Products you sell to us will, comply with, the terms, conditions, policies, guidelines, rules and other information (“Program Policies”) on this website, and any other Additional Terms, including any updates to such Program Policies or Additional Terms from time to time. To the extent there is a conflict between this Agreement, the Program Policies, any Additional Terms or a PO, the conflict will be resolved by giving precedence in the order specified in such documents, or if not specified, the following order: this Agreement, the Program Policies, the applicable Additional Terms, and the applicable PO. You may use standard business forms or other communications (such as invoices, confirmations or shipping documents), but use of these forms is for convenience only and will not alter or supersede the provisions of this Agreement, any of our Program Policies, Additional Terms, or POs. Email we send to any email address you have on file with us or that you have otherwise designated will constitute notice from Amazon. This Agreement, including the Program Policies and any Additional Terms, is the entire agreement between Amazon and Vendor for the purchase and sale of Products, and supersedes all prior agreements and discussions. The parties expressly agree that this English language version of this Agreement (including all Program Policies, Additional Terms, and additional terms incorporated by reference or otherwise relating to this Agreement) is definitive and that in the event of any dispute or controversy as to the proper interpretation and construction of this Agreement, the English version will prevail. Any versions provided in other languages are for reference purposes only.

11.    Revisions; Continued Use: We reserve the right to change any of the terms of this Agreement, including the terms of any materials incorporated herein (unless otherwise specified by us in such materials), at any time and in our sole discretion. Any changes will be effective upon the earlier to occur of: (a) emailing the revised terms, or notice of such changes, to you at your e-mail address; or (b) posting the revised terms on this website. You are responsible for reviewing any revised terms, and any notices of revisions. YOUR CONTINUED ACCEPTANCE OF PURCHASE ORDERS OR CONTINUED USE OF THIS

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WEBSITE FOLLOWING OUR E-MAILING OR POSTING OF ANY REVISED TERMS, OR ANY NOTICE OF ANY SUCH REVISIONS, WILL CONSTITUTE YOUR ACCEPTANCE OF THE REVISIONS. IF YOU DO NOT AGREE TO ANY CHANGES TO THIS AGREEMENT OR THE PROGRAM POLICIES, YOU MUST STOP ACCEPTING PURCHASE ORDERS AND STOP USING THIS WEBSITE, AND GIVE US WRITTEN NOTICE.

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SCHEDULE 1

INSURANCE

1.    If you provide to us any Product other than books, music, videos, DVDs, videogames or software, then you will obtain and maintain, at your expense, commercial general liability insurance coverage (which must include products liability coverage) of at least $1 million USD per occurrence. You must maintain your insurance coverage for 12 months after the expiration or termination of this Agreement.

However, if the Products include any Proprietary Products (as defined in Schedule 3), then the limits of your insurance coverage will be at least $20 million USD per occurrence and $20 million USD aggregate. If any Proprietary Products are intended for bodily consumption, then any fungi/mold or similar exclusion on the policy must contain the following or substantially similar language: “This exclusion does not apply to any fungi or bacteria that are, are on, or are contained in, a good or product intended for bodily consumption.”

2.    Your required minimum limits of insurance may be satisfied by any combination of primary and excess/umbrella liability insurance policies. You will name “Amazon.com, Inc. and its affiliates and their respective officers, directors, employees, and agents” as additional insureds on each insurance policy required by this Schedule. Each of these policy coverages will be on a primary basis with any insurance maintained by us, and our insurance shall be excess of all insurance maintained by you. You will provide us with 30 days’ advance notice of cancellation, significant modification or expiration of each policy.

3.    Upon request, you will provide a certificate of insurance and a copy of any applicable endorsement evidencing our additional insured status for each insurance policy required by this Schedule to Amazon’s Risk Management via email at coi@amazon.com. Our approval of your insurance does not relieve you of any obligations, including but not limited to your defense and indemnity obligations, even for claims over your policy limits. If you fail to perform any of your obligations in this Schedule, we may withhold payments owed to you until you meet these obligations.

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SCHEDULE 2

GUARANTY

This schedule sets forth continuing guaranties that you provide to us if you, at any time during the term of this Agreement, sell us the types of Products to which they apply.

Schedule 2(a)

If you provide any Product to us that is subject to the requirements of the U.S. Textile Fiber Products Identification Act, the U.S. Fur Products Labeling Act, or the U.S. Wool Products Labeling Act, then you provide to us the following continuing guaranty:

You guarantee that all textile fiber, fur or wool Products now being sold or which may hereafter be sold or delivered to us are not, and will not be misbranded nor falsely nor deceptively advertised or invoiced under the provisions of the U.S. Textile Fiber Products Identification Act, the U.S. Fur Products Labeling Act, the U.S. Wool Products Labeling Act, and the rules and regulations under any of these acts. You acknowledge that furnishing a false guaranty is an unlawful, unfair and deceptive act or practice pursuant to the U.S. Federal Trade Commission Act and certify that you will actively monitor and ensure compliance with the U.S. Textile Fiber Products Identification Act, the U.S. Fur Products Labeling Act, the U.S. Wool Products Labeling Act and the rules and regulations under any of these acts during the duration of this guaranty.

Schedule 2(b)

If you sell, have sold or otherwise provide any Product to us that is a “pesticide” or other product regulated under the U.S. Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”) or its implementing regulations, then you provide to us the following continuing guaranty that (a) you are a resident of the United States and your current U.S. mailing address is as indicated in your vendor account information; and (b) the pesticides and other FIFRA regulated products comprising each sale, shipment or other delivery made previously or hereafter are: (i) lawfully registered with the U.S. Environmental Protection Agency at the time of sale, shipment or delivery, or fully qualified for a specific exemption from the FIFRA registration requirements at the time of sale, shipment or delivery, (ii) compliant with all requirements of FIFRA and its implementing regulations at the time of sale, shipment or delivery, and (iii) provided by you in the original, unbroken packaging.

Schedule 2(c)

If you provide any Product to us that is subject to the requirements of the U.S. Federal Food, Drug and Cosmetic Act, then you provide to us the following continuing guaranty:

All food, drug, medical device and cosmetic Products comprising each shipment or other delivery previously or hereafter made by or on behalf of you to or in the order of us are hereby guaranteed, as of the date of such shipment or delivery, to be, on such date, not adulterated or misbranded within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act (“FFDCA”), and not an article which may not, under the provisions of section 404, 505, or 512 of the FFDCA, be introduced into interstate commerce.

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Schedule 2(d)

If you sell, have sold or otherwise provide any Product to us that is, or includes, a diamond, then you provide to us the following continuing guaranty:

You guarantee that (a) all diamonds now being sold or which may hereafter be sold or delivered to us have been handled in accordance with the provisions of the U.S. Clean Diamond Trade Act, the Kimberly Process Certification Scheme (as such term is defined in the U.S. Clean Diamond Trade Act), and all other applicable laws, rules and regulations, and (b) you will purchase diamonds only from importers who comply with the U.S. Clean Diamond Trade Act, the Kimberly Process Certification Scheme, and who have obtained a Kimberley Process Certificate (as such term is defined in the U.S. Clean Diamond Trade Act). Further, upon request, you will provide us with a copy of the Kimberly Process Certificate(s) for any of your importers.

Schedule 2(e)

If you sell, have sold or otherwise provide any Product to us that is a “covered good,” as such term is defined in the U.S. Bank Secrecy Act or its implementing regulations, then you provide to us the following continuing guaranty:

You guarantee that you are either (a) a Dealer (as such term is defined in 31 C.F.R. 1027.100) and maintain a written anti-money laundering program that complies with 31 C.F.R. 1027.210, or (b) eligible for the retailer exemption from the definition of Dealer pursuant to 31 C.F.R. 1027.100(b)(2)(i) and, therefore, you are not required to maintain an anti-money laundering program.

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SCHEDULE 3

PROPRIETARY PRODUCTS

1.    Proprietary Products: If the parties agree that you will manufacture Products according to Specifications (“Proprietary Products”), then you and any subcontractors, affiliates, and delegates we approve under Section 7 of this Schedule (“Subcontractors”) will comply with this Schedule; otherwise, this Schedule will not apply. “Specifications” means the specifications, designs (including Computer Assisted Designs (“CADs”), drawings, technical or “tech” packs, modifications or enhancements), and any related documentation to any of the above that we provide to you or is otherwise accepted by us in writing. You will manufacture Proprietary Products only at locations pre-approved by us in writing; however such pre-approval will not in any way limit any representation, warranty or covenant contained in this Schedule 3. You will not make any Material Modification to the Proprietary Products’ materials, components, ingredients, formulas, formulations, manufacturing processes or manufacturing facilities unless you have submit the Material Modification to us and we approve the modifications in writing. “Material Modification” means any impact, effect or result that would alter the Specifications, ingredients, regulatory status, commercial sales, or labeling requirements of any Proprietary Product. You may not rely upon any instructions, directions, or documentation provided by a third party, unless we notify you in writing that the third party is authorized to provide such instructions, directions, or documentation.

2.    Compliance: Before starting full production, you will produce a quantity of finished Proprietary Products designated by us. When developing and manufacturing Proprietary Products, you will comply with the Amazon Supplier Code of Conduct and any Amazon social compliance, product quality, product safety, industry certification, labeling, trademark, packaging, shipping, and schedule requirements made available by us to you (“Compliance Requirements”). We will have the right, with or without notice, to review and inspect: (a) each of the Proprietary Products, at any stage of their development; (b) your and your Subcontractors’ production and related facilities; and (c) any materials or documentation relating to, or incorporated in, the Proprietary Products. We or a third party selected by us will have the right, with or without notice, and at your expense, to review, inspect, and audit your and your Subcontractors’ compliance with the Compliance Requirements. You will, and will cause your Subcontractors to, implement any corrective actions required by us in accordance with the timelines we specify.

3.    Amazon Intellectual Property: We reserve all rights in the information and materials, including Specifications, provided to you by us or our authorized third party. Except as expressly set forth in this Schedule, we do not grant to you any license, right, title or interest in, to, under or with respect to any trade secrets, designs, patents, trademarks, copyrights, inventions, data, trade dress, financial information, marketing plans, strategies, projections, or any intellectual property held by us (“Amazon Intellectual Property”). Upon our request, you will provide us with all information and documentation that is known to you relating to Amazon Intellectual Property. You will assist us in any related proceeding or litigation, and will promptly execute and deliver to us or our legal representative any papers, affidavits and declarations and take such other action as we request to apply for, obtain, maintain, and enforce our rights in the Amazon Intellectual Property.

4.    License: If we direct you to use, mark or label Proprietary Products with a trade name, trademark, logo, service mark, trade dress or design (“Amazon Identification”), you will apply this marking or labeling, or use said trade dress, only on the quantity and in the manner specified. If we direct you to mark Proprietary Products with Amazon Identification, we grant you a non-exclusive, non-transferable, royalty-

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free, non-assignable and revocable right and license during the term of the Agreement to reproduce and display, without alteration of any kind, the Amazon Identification solely on the Proprietary Products and solely as directed by us. You may not transfer, assign or sublicense these rights or otherwise permit any other party other than a Subcontractor to use the Amazon Identification. You will not market, sell or dispose of Proprietary Products that include Amazon Identification (or Proprietary Product components that include Amazon Identification) to anyone other than us. If we do not accept delivery of Proprietary Products, you will not dispose of these Proprietary Products without removing labels, or markings and destroying Amazon Identification.

5.    Work Product: With the exception of products previously sold by you, any Proprietary Products or Amazon Identification made specifically for and/or at the request of us (“Work Product”) will be deemed a “work made for hire” and made in the course of the performance of the terms of the Agreement and will belong exclusively to us. We own and retain all intellectual property rights in and to the Work Product and will have the right to apply for, register, obtain, and hold in its own name any and all intellectual property rights with respect to the Work Product. You will not create Work Product that infringes, misappropriates or otherwise violates any third party rights, including intellectual property rights. You represent, warrant, and covenant that you own all right, title and interest in and to any copyright, design, print, cut-out, lace, embellishment, appliqué, and/or fabric design (collectively, the “Print Design”) not provided by us, that is incorporated in any Proprietary Product, and that the Print Design is not an unauthorized copy. If it is determined that you incorporated a Print Design in violation of the preceding sentence, you will immediately take steps to remedy the violation, including without limitation, providing additional assurances or alternative designs, or obtaining any necessary licenses or rights. We will have full and unlimited rights to make, have made, use, reproduce, sell, offer for sale, import, export, and distribute the Work Product without any claim or right thereto by you or your agents for additional compensation, and you will not make, use, reproduce, sell, offer for sale, import, export or distribute the Work Product for or on behalf of any other person or entity without the express written consent of Amazon. Without limiting our ownership rights outlined above in this paragraph, you hereby irrevocably assign to us, our successors and assigns all right, title, and interest in and to the Work Product, including intellectual property rights embodied or incorporated in the Work Product or developed in the course of your production, creation or development of the Work Product, including without limitation all copyrights, trademarks, trade dress, service marks, patents, designs, Print Designs, recipes, formulas, formulations and trade secrets. You will execute all applications, assignments or other documents of any kind and take all other legally necessary steps under the law of any applicable jurisdiction or any international regime required for us to apply for, register, obtain, protect, perfect or enforce our rights, title, and interest in the Work Product. You appoint us as your attorney-in-fact to execute assignments of, and register all rights to, the Work Product and the proprietary rights in the Work Product.

6.    Representations and Warranties: You represent, warrant, and covenant that all Proprietary Products (a) will be manufactured by you in accordance with the Specifications and Compliance Requirements and (b) are of merchantable quality and good material and workmanship, are free of contamination, and are fit and sufficient for purposes for which goods of that type are ordinarily used. You also represent, warrant, and covenant that the design and/or manufacturing process for all Proprietary Products will not violate any third party rights, including intellectual property rights, where the Proprietary Products may be imported into and/or sold.

7.    Subcontracting: You will not subcontract or delegate any of your obligations under the Agreement, including this Schedule 3, to any third parties without our prior written consent. If we consent to the use of any Subcontractor, you will ensure that such Subcontractor is bound to the terms of the

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Agreement and provide a copy of any subcontract entered between you and such Subcontractor to us upon request. Each subcontract will name us as a third party beneficiary of the subcontract. Notwithstanding our consent or the existence or terms of any subcontract, you are responsible for the full performance of your obligations under the Agreement and for your Subcontractors’ compliance with the terms of the Agreement.

8.    Raw Materials: We may, from time to time, at our expense, furnish raw materials or packaging materials (collectively, “Raw Materials”) to you required for the manufacture, production, processing, and/or packaging of Proprietary Products. You agree that you will only use Raw Materials in Proprietary Products at our direction, and not for any other products. You agree to inspect all Raw Materials to ensure they meet the Specifications before using the Raw Materials in the manufacture, production, processing, and/or packaging of Proprietary Products. You will: (a) store all Raw Materials at your facility, free of charge and pursuant to the requirements provided by us from time to time; (b) clearly and conspicuously label the Raw Materials as our property; (c) segregate all Raw Materials from other goods; (d) take reasonable measures to secure and protect the Raw Materials from loss or damage; and (e) keep all Raw Materials free and clear of any liens, claims, security interests, and other encumbrances We will retain title to the Raw Materials until you deliver the Proprietary Products containing the Raw Materials to us. You will bear the risk of loss of the Raw Materials from the time of delivery to you until delivery of the Proprietary Products containing the Raw Materials to us. Upon termination or expiration of the Agreement, all Raw Materials in your possession at such time will, at our option, either be (i) returned to us promptly, at our cost, (ii) destroyed, or (iii) purchased by you at a reasonable price to be determined in accordance with then-current industry costs, as agreed by both parties.

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SCHEDULE 4

CONSIGNMENT

1.    If the parties agree that you will provide Products for consignment to us, you will comply with this Schedule; otherwise, this Schedule will not apply. We may request consignment Products with a PO. Unless otherwise agreed by the parties, the price on the consignment PO will be the price charged by you and paid by us following our purchase, if any, of the consignment Products from you and our sale of consignment Products to our customers. All terms of the Agreement apply to consignment Products, except to the extent otherwise provided in this Schedule.

2.    Title to each unit of Product transfers to us at the time we purchase it from you. We will pay you the amount properly payable at the end of each month for consignment Products sold in the previous month. Risk of loss for consignment Products will transfer to us only after we accept the Products.

3.    We will accept consignment Products only at the facility designated in the applicable PO. We will store accepted consignment Products until (a) we purchase such consignment Product from you, (b) we return the consignment Product, or (c) the Agreement is terminated for any reason. We may store consignment Products in any facility we choose. If there is loss of or damage to any consignment Product while stored by us, our liability is limited to the price that we agreed to pay you for the consignment Product in Section 1 of this Schedule.

4.    You will pay all personal property taxes assessed on consignment Products, including taxes assessed during the period we hold the Products. You has no security interest, lien or other claim in or to the proceeds that we receive from our sale of consignment Products. If an Amazon customer returns consignment Product, we may retain title to such returned Product or return such Product to you. All Products ordered on a consignment basis will constitute true consignments of the consignment Products and not the purchase and sale of merchandise by Amazon.

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SCHEDULE 5

DIRECT FULFILLMENT

1.    If the parties determine that you will provide packing and shipping fulfillment services, as described in this Schedule (“Direct Fulfillment Services”), then you will comply with this Schedule; otherwise, this Schedule will not apply.

2.    This Schedule will only apply to purchases of Products that we designate for Direct Fulfillment Services (“Direct Fulfillment Products”), and as applied to purchases of Direct Fulfillment Products and the performance of Direct Fulfillment Services the provisions of this Schedule will control over any inconsistent provision of this Agreement.

3.    Direct Fulfillment Services: We will have the right to fulfill any of our customer orders for Products by issuing a PO to you designated for Direct Fulfillment Services (a “Direct Fulfillment PO”) and utilizing the Direct Fulfillment Services for such Direct Fulfillment Products. Any of our affiliates will have the right to issue a Direct Fulfillment PO under this Agreement, and Direct Fulfillment POs are the separate obligation of the affiliate that issues the Direct Fulfillment PO.

4.    Amazon Customers: Our customers are not, by virtue of this Schedule or the rest of this Agreement, your customers. You will not handle or address any contacts with any of our customers, and, if contacted by any of our customers, you will state that those customers must follow contact directions on the web site on which the purchase was made to address customer service issues; provided that this Section 4 will not restrict you with respect to people or entities who are our customers but contact you for matters unrelated to us, the Direct Fulfillment Products or the Direct Fulfillment Services, or with respect to distributing and processing product warranty cards.

5.    Compensation: Your compensation for the purchase of the Direct Fulfillment Products and for the performance of the Direct Fulfillment Services (including without limitation all labor, materials, costs, and expenses of the Direct Fulfillment Services) is included in the price invoiced for the related Product(s), and (except as set forth in any applicable Direct Fulfillment Program Policies, as defined below, with respect to reimbursement for shipments on your carrier accounts) you will not be entitled to, and we will not pay, any other fees, costs, accessorials, additionals, expenses, charges, surcharges, taxes, tariffs or other compensation or reimbursement in connection with the Direct Fulfillment Services.

6.    Warranties: You represent, warrant, and covenant that you will comply with all laws, regulations and rules relating to the Direct Fulfillment Services. We may from time to time give volume and other projections to you, but such projections are speculative only and will not give rise to liability for us. We do not make any representation, warranty, or promise as to the amount of business or Direct Fulfillment POs you can expect at any time under this Schedule or this Agreement, and we will not be liable for any actions you undertake based on your expectations.

7.    Tax Matters: We will provide you with a resale exemption certificate, either with respect to the Multi-State Tax Commission or to any other jurisdiction we deem appropriate in our sole discretion, with respect to any purchases of Direct Fulfillment Products. You accept such resale exemption certificates with respect to Direct Fulfillment Products and Direct Fulfillment Services and will not charge to (or seek reimbursement from) us any sales, use or similar taxes (“Sales Taxes”), add separate line items on invoices for any Sales Taxes, or add any statement to the invoices stating that the Direct Fulfillment Product or Direct

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Fulfillment Service prices include Sales Taxes. You will be solely liable for, and will indemnify and hold us harmless against, any and all Sales Taxes assessed or claimed upon the sale or provision of any Direct Fulfillment Products or Direct Fulfillment Services under this Agreement and against all interest, penalties, costs, and expenses (including attorneys’ fees) related to such Sales Taxes. Each of the parties will use commercially reasonable efforts (at its own expense) to cooperate and provide assistance to each other with respect to any potential state or local Sales Tax audit in connection with the Direct Fulfillment Services; provided that no party will be required to provide information that is not readily available using such party’s existing information systems, and no party will be required to modify or create new systems to obtain or process any such required or requested Sales Tax information. We may terminate this Schedule in its entirety or with respect to any Direct Fulfillment Product or and facility from which you provide Direct Fulfillment Services (or group of Products or facilities) if we determine that the Direct Fulfillment Services or related transactions are causing or are reasonably likely to cause any adverse tax effect.

8.    Miscellaneous: This Schedule incorporates, and you, the Direct Fulfillment Products you sell and the Direct Fulfillment Services you provide will comply with, the terms, conditions, policies, guidelines, specifications, rules, and other information applicable to the Direct Fulfillment Services and accessible on this web site for vendors (“Vendor Site”) at the time of Direct Fulfillment Product shipment (“Direct Fulfillment Program Policies”), including without limitation any updates to such Direct Fulfillment Program Policies from time to time. To the extent there is a conflict between this Schedule and the Direct Fulfillment Program Policies, the terms of the Schedule will control. No force majeure or similar provision excusing performance that applies generally under this Agreement will be deemed to apply to the obligation to perform the Direct Fulfillment Services.

9.    Revisions; Continued Use: Direct Fulfillment Program Policies are Program Policies for purposes of this Agreement, and are subject to change in accordance with Section 11. YOUR CONTINUED ACCEPTANCE OF DIRECT FULFILLMENT POS OR CONTINUED USE OF VENDOR SITE FOLLOWING OUR E MAILING OR POSTING OF ANY REVISED TERMS, CONDITIONS, OR DIRECT FULFILLMENT PROGRAM POLICIES, OR ANY NOTICE OF ANY SUCH REVISIONS, WILL CONSTITUTE YOUR ACCEPTANCE OF THE REVISIONS. IF YOU DO NOT AGREE TO ANY CHANGES TO THIS SCHEDULE (INCLUDING WITHOUT LIMITATION THE DIRECT FULFILLMENT PROGRAM POLICIES), YOU MUST STOP ACCEPTING DIRECT FULFILLMENT POS.

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SCHEDULE 6

[RESERVED]

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SCHEDULE 7

PROPOSITION 65

For each Product that requires a Proposition 65 Warning, you (a) will provide us with such warning in the manner specified in our Proposition 65 Program Policy in the Vendor Central Resource Center, (b) agree that our display of a Proposition 65 Warning on a Product detail page is confirmation of our receipt of that warning, and (c) will only revise or remove a Proposition 65 Warning for a Product when the prior warning is no longer legally required.

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